                                  EXHIBIT 11.1

                 Statement re: Computation of Per Share Earnings


                                                         1993       1994          1995
                                                     ----------   ----------    ----------
                                                      (Amounts in thousands, except share
                                                               and per share amounts)
Income (loss) before extraordinary items             $    1,420   $    4,245    $   (1,576)
Extraordinary loss                                                       197         8,462
                                                     ----------   ----------    ----------
Net income (loss)                                    $    1,420   $    4,048    $  (10,038)
                                                     ----------   ----------    ----------
                                                     ----------   ----------    ----------

CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE:

Weighted average shares outstanding                   1,891,014    5,273,256     6,109,398
Common stock equivalents (options and warrants)         596,160      883,131         *
                                                     ----------   ----------    ----------
Total weighted average shares outstanding             2,487,174    6,156,387     6,109,398
                                                     ----------   ----------    ----------
                                                     ----------   ----------    ----------

Income (loss) before extraordinary items             $     0.57   $     0.69    $    (0.26)
Extraordinary loss                                                     (0.03)        (1.39)
                                                     ----------   ----------    ----------
Net income (loss)                                    $     0.57   $     0.66    $    (1.64)
                                                     ----------   ----------    ----------
                                                     ----------   ----------    ----------

CALCULATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE:

Weighted average shares outstanding                   1,891,014    5,273,256     6,109,398

Common stock equivalents (options and warrants)         596,160      935,778         *
                                                     ----------   ----------    ----------
Total weighted average shares outstanding             2,487,174    6,209,034     6,109,398
                                                     ----------   ----------    ----------
                                                     ----------   ----------    ----------

Income (loss) before extraordinary items             $     0.57   $     0.68    $    (0.26)
Extraordinary loss                                                     (0.03)        (1.39)
                                                     ----------   ----------    ----------
Net income (loss)                                    $     0.57   $     0.65    $    (1.64)
                                                     ----------   ----------    ----------
                                                     ----------   ----------    ----------


* Excluded as such amounts are anti-dilutive.

                                                   FOR THE THREE   FOR THE THREE   FOR THE SIX     FOR THE SIX
                                                      MONTHS           MONTHS          MONTHS         MONTHS
                                                      ENDED            ENDED           ENDED          ENDED
                                                   JUNE 30, 1995   JUNE 30, 1996   JUNE 30, 1995   JUNE 30, 1996
                                                   -------------   -------------   -------------   -------------
                                                    (AMOUNTS, IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
Income (loss) before extraordinary items             $    2,332      $    4,553     $   (7,557)     $    4,936
Extraordinary loss                                           --          (2,215)        (8,462)         (2,215)
                                                     ----------      ----------     ----------      ----------
Net income (loss)                                    $    2,332      $    2,338     $  (16,019)     $    2,721
                                                     ----------      ----------     ----------      ----------
                                                     ----------      ----------     ----------      ----------

CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE:

Weighted average shares outstanding                   6,313,000       9,191,006      5,905,000       7,752,243
Common stock equivalents (options and warrants)           *             730,709          *             703,089
                                                     ----------      ----------     ----------      ----------
Total weighted average shares outstanding             6,313,000       9,921,715      5,905,000       8,455,332
                                                     ----------      ----------     ----------      ----------
                                                     ----------      ----------     ----------      ----------

Income (loss) before extraordinary items             $     0.37      $     0.46     $    (1.28)     $     0.58
Extraordinary loss                                           --           (0.22)         (1.43)          (0.26)
                                                     ----------      ----------     ----------      ----------
Net income (loss)                                    $     0.37      $     0.24     $    (2.71)     $     0.32
                                                     ----------      ----------     ----------      ----------
                                                     ----------      ----------     ----------      ----------

CALCULATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE:

Weighted average shares outstanding                   6,313,000       9,191,006      5,805,000       7,752,243
Common stock equivalents (options and warrants)           *             776,503          *             776,503
                                                     ----------      ----------     ----------      ----------
Total weighted average shares outstanding             6,313,000       9,967,509      5,905,000       8,528,746
                                                     ----------      ----------     ----------      ----------
                                                     ----------      ----------     ----------      ----------

Income (loss) before extraordinary items             $     0.37      $     0.46     $    (1.28)     $     0.58
Extraordinary loss                                           --           (0.22)         (1.43)          (0.26)
                                                     ----------      ----------     ----------      ----------
Net income (loss)                                    $     0.37      $     0.24     $    (2.71)     $     0.32
                                                     ----------      ----------     ----------      ----------
                                                     ----------      ----------     ----------      ----------


* Excluded as such amounts are anti-dilutive.




                                      2